Exhibit 23.1
Consent of Independent Certified Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 9, 2009 in the Registration Statement (Form S-11 No. 333-   ) and related Prospectus of Walter Investment Management Corp. dated September 22, 2009.
/s/ Ernst & Young LLP
Tampa, Florida
September 21, 2009